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                                                                    EXHIBIT 3.03

                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                     OF DEAN WITTER SPECTRUM TECHNICAL L.P.

                            ------------------------

               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                        UNIFORM LIMITED PARTNERSHIP ACT

                            ------------------------

    The undersigned, for the purpose of amending the Certificate of Limited Partnership of Dean Witter Spectrum Technical L.P. filed with the Secretary of State of Delaware on April 29, 1994, does hereby certify as follows:

        FIRST.   Name of Limited Partnership.  The name of the limited
    partnership is Dean Witter Spectrum Technical L.P.

        SECOND.   Amendment.  Article First of the Certificate of Limited
    Partnership is amended to read in full as follows:

       "FIRST. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Spectrum Technical L.P."

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 6th day of April, 1999.

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                                DEAN WITTER SPECTRUM TECHNICAL L.P.

                                By:  DEMETER MANAGEMENT CORPORATION,
                                     General Partner

                                By:             /s/ ROBERT E. MURRAY
                                     ------------------------------------------
                                                  Robert E. Murray
                                                     President
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